As filed with the Securities and Exchange Commission on June 11, 2002.
                                               Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        CORRECTIONAL SERVICES CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    DELAWARE                                                    11-3182580
 ---------------                                             ----------------
 (State or other                                             (I.R.S. Employer
 jurisdiction of                                            Identification No.)
incorporation or
  organization)
                          1819 MAIN STREET, SUITE 1000
                                SARASOTA, FLORIDA                 34236
                    ----------------------------------------    ----------
                    (Address of principal executive offices)    (Zip Code)



                  1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                  --------------------------------------------
                            (Full title of the plan)


                                JAMES F. SLATTERY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          1819 MAIN STREET, SUITE 1000
                             SARASOTA, FLORIDA 34236
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (941) 953-9199
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                 PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF SECURITIES         AMOUNT TO BE          OFFERING PRICE             AGGREGATE               AMOUNT OF
TO BE REGISTERED            REGISTERED(1)          PER SHARE(2)          OFFERING PRICE(2)        REGISTRATION FEE
----------------------  --------------------  ---------------------  -----------------------  ---------------------
Common Stock,
$.01 par value(3)          300,000 shares              $2.27                  $681,000                 $62.65
===================================================================================================================

     (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares that may be offered or sold pursuant to the Correctional Services Corporation Stock Option Plan as a result of stock splits, stock dividends or similar transactions.

     (2) Pursuant to Rule 457(c) and Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low prices per share of the Registrant's Common Stock, as reported on the Nasdaq National Market on June 6, 2002 because the price at which the options to be granted in the future may be exercised is not currently determinable.

     (3) This registration statement also covers the preferred stock purchase rights of registrant appurtenant to the common stock which, until the occurrence of certain events, are not exercisable and transferable only with the common stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



ITEM 1.  PLAN INFORMATION.

         *


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         *

---------------------
         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with the Note to Part I of Form S-8.




                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have heretofore been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

         a. Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed as of April 1, 2002; and

         b. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 since the end of the fiscal year covered by the document referred to in (a) above; and

         c. The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A (No. 0-23038), as filed with the Commission on December 30, 1993.

              All reports and proxy statements filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares to which this Registration Statement relates have been sold or which deregisters all of the shares then remaining unsold, shall likewise be deemed incorporated herein and made a constituent part hereof by reference from the respective date of the filing of such document.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.



ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Epstein Becker & Green, P.C. has passed on the validity of the shares of Registrant's Common Stock being offered pursuant to this Registration Statement. Stuart M. Gerson, the Chairman of the Board of Registrant, is a member of Epstein Becker & Green, P.C., and members of that firm own shares of Registrant's Common Stock and warrants and options to purchase shares of Registrant's Common Stock.



ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions thereof. Article Tenth of Registrant's Certificate of Incorporation, as amended and Paragraph 11.6 (a) of Registrant's By-laws provide for indemnification of Registrant's directors, officers, agents and employees to the fullest extent permissible under Section 145 of the Delaware General Corporation Law. Registrant presently maintains directors' and officers' liability insurance coverage with an aggregate policy limit of $20,000,000 for each policy year.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.



ITEM 8.  EXHIBITS.

         The following are filed as exhibits to this Registration Statement:

    Exhibit
      No.                             Description
    -------                           -----------
      4.1  -  Copy of Registrant's 1999 Non-Employee Director Stock Option Plan.
      5.1  -  Opinion of Epstein Becker & Green, P.C.
     23.1  -  Consent of Grant Thornton LLP., Independent Accountants.
     23.2  -  Consent of Epstein Becker & Green, P.C. (included in Exhibit 5.1).
     24    -  Power of Attorney (included in signature page of this Registration
              Statement).



ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         1. to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

         4. that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
              Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions of registrant's Certificate of Incorporation, as amended or By-Laws, or the provisions of the Delaware General Corporation Law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on this 11th day of June, 2002.



                                      CORRECTIONAL SERVICES CORPORATION


                                      By:  /s/ James F. Slattery
                                           -------------------------------------
                                           James F. Slattery
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. Slattery and Bernard A. Wagner, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth and on the date indicated.


Signature                        Title                           Date
---------                        -----                           ----

/s/ James F. Slattery            President and Chief             June 11, 2002
--------------------------       Executive Officer
    James F. Slattery


/s/ Bernard A. Wagner            Senior Vice President and       June 11, 2002
--------------------------       Chief Financial Officer
    Bernard A. Wagner


/s/ Aaron Speisman               Executive Vice President        June 11, 2002
--------------------------       and Director
    Aaron Speisman


/s/ Stuart M. Gerson             Chairman of the Board           June 11, 2002
--------------------------
    Stuart M. Gerson


/s/ Shimmie Horn                 Director                        June 11, 2002
--------------------------
    Shimmie Horn


/s/ Bobbie L. Huskey             Director                        June 11, 2002
--------------------------
    Bobbie L. Huskey


/s/ Melvin T. Stith              Director                        June 11, 2002
--------------------------
    Melvin T. Stith


/s/ Chet Borgida                 Director                        June 11, 2002
--------------------------
    Chet Borgida